EXHIBIT 99.1

Tanner's Restaurant Group, Inc. Announces
New Business Pursuit and Acquisition


Norcross, Georgia. June 16/PRNewswire/ -- Tanner's Restaurant Group, Inc. (OTC Bulletin Board: ROTI) announced today that the business plan of the Company will focus on the convergence and integration of international long distance telecommunications and internet services. To establish a starting point for this new direction, Tanner's has acquired all of the shares of Fone.com, a United Kingdom corporation, from DCI Telecommunications, Inc. (OTC Bulletin Board:
DCTC). Fone.com is being renamed to B4B Communications, LTD immediately to more accurately describe the company's focus.

B4B is an early stage business with ongoing operations and revenue generating products and services. While not yet profitable, management expects B4B will experience both short and long term growth in revenues and profits from pursuing high demand business in the international marketplace for the year 2000 and beyond.

Note: This press release contains forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although Tanner's believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, Tanner's actual events or results could differ materially from those set forth in the forward-looking statements.

Contact:          Tanner's Restaurant Group, Inc.
                  203-333-6389